UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 26, 2005

                                    XOMA LTD.
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             (Exact name of registrant as specified in its charter)


                                     BERMUDA
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                 (State or other jurisdiction of incorporation)


              0-14710                             52-2154066
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     (Commission File Number)     (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                                  94710
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code                (510) 204-7200
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

As has occurred each year for more than the past ten years, XOMA Ltd. (the "Company") has renewed its employment agreement with Patrick J. Scannon, M.D., Ph.D., dated as of March 26, 2005, that provides for his employment as Senior Vice President and Chief Scientific and Medical Officer at a salary of $350,000 per year. Under this agreement, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan established effective July 1, 1993, as amended. Upon termination of his employment for any reason other than cause, or upon resignation, Dr. Scannon must be paid his then current base salary and benefits for one year. The agreement will continue until March 25, 2006, when it will terminate unless it is again renewed by the parties.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 30, 2005                  XOMA LTD.




                                          By:  /s/  Christopher J. Margolin
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                                               Christopher J. Margolin
                                               Vice President, General
                                               Counsel and Secretary